Exhibit 5.1

	2001 ROSS AVENUE	ABU DHABI
	DALLAS, TEXAS	AUSTIN
	75201-2980	BEIJING
DALLAS
	TEL +1	DUBAI
	214.953.6500	HONG KONG
	FAX +1	HOUSTON
	214.953.6503	LONDON
	www.bakerbotts.	MOSCOW
	com	NEW YORK
June 24, 2011		PALO ALTO
RIYADH
Blueknight Energy Partners, L.P.		WASHINGTON
BKEP Finance Corporation
Subsidiary Guarantors Listed on Schedule A of the Form S-3
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136

Ladies and Gentlemen:

We have acted as counsel for Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Finance Corporation, a Delaware corporation (“Finance Corp.”), BKEP Operating, L.L.C., a Delaware limited liability company (the “Operating Partnership”), BKEP Management, Inc., a Delaware corporation (“Management Corp.”), BKEP Crude, L.L.C., a Delaware limited liability company (“Crude”), BKEP Pipeline, L.L.C., a Delaware limited liability company (“Pipeline LLC”), BKEP Materials, L.L.C., a Texas limited liability company (“Materials”), BKEP Asphalt, L.L.C., a Texas limited liability company (“Ashpalt”), BKEP Field Services, L.L.C., a Delaware limited liability company (“Field Services”), BKEP Sub, L.L.C., a Delaware limited liability company (“BKEP Sub”), and BKEP Services LLC, a Texas limited liability company (“Services,” and, together with the Operating Partnership, Management Corp., Crude, Pipeline LLC, Materials, Asphalt, Field Services and BKEP Sub, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $400,000,000. Such securities include (i) common units representing limited partner interests in the Partnership (“Common Units”); (ii) Series A Preferred Units representing limited partner interests in the Partnership; (iii) partnership securities representing limited partner interests or additional equity interests in the Partnership (“Partnership Securities”); (iv) warrants to purchase Common Units, Series A Preferred Units, Partnership Securities, or Debt Securities (as defined below) (the “Warrants”); (v) rights to purchase Common Units, Series A Preferred Units, Partnership Securities, or Debt Securities (the “Rights” and, together with the Warrants, the “Subscription Securities”); (vi) debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”); and (vii) guarantees of such Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”). The Common Units, the Series A Preferred Units, the Partnership Securities, the Warrants, the Rights, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Registration Statement, including the Prospectus, (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership and the Amended and Restated Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (iii) the Second Amended and Restated Limited Liability Company Agreement of Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Amended and Restated Certificate of Formation of the General Partner, each as amended to the date hereof, (iv) the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp., each as amended to the date hereof, (v) the certificate of formation, limited liability company agreement, certificate of incorporation or bylaws, as applicable, and other governing documents of each of the Subsidiary Guarantors, (vi) the forms of the Partnership’s senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the “Indentures”), (vii) originals, or copies certified or otherwise identified, of the corporate, partnership and limited liability company records of the Partnership, the General Partner, Finance Corp. and each of the Subsidiary Guarantors, including minute books of the General Partner and Finance Corp. as furnished to us by the General Partner and Finance Corp., (viii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the General Partner, Finance Corp. and each of the Subsidiary Guarantors, statutes and other instruments and documents, and (ix) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, if applicable, upon payment of the consideration therefor or provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

2.	With respect to the Series A Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance such Series A Preferred Units, the terms of the offering thereof and related matters and (ii) such Series A Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, if applicable, upon payment of the consideration thereof or provided for therein, such Partnership Securities will be duly authorized and validly issued and will be fully paid and non-assessable.

3.	With respect to the Partnership Securities, when (i) the Partnership has taken all necessary action to approve the issuance such Partnership Securities, the terms of the offering thereof and related matters and (ii) such Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, if applicable, upon payment of the consideration thereof or provided for therein, such Partnership Securities will be duly authorized and validly issued and will be fully paid and non-assessable.

4.	With respect to the Subscription Securities, when (i) the Partnership and Finance Corp., as applicable, have taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Partnership and Finance Corp., as applicable, and upon payment of any consideration therefor provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Partnership and Finance Corp., as applicable, then the Subscription Securities will constitute valid and legally binding obligations of the Partnership and Finance Corp., as applicable, in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

5.	With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (i) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the trustee thereunder, (ii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Partnership, Finance Corp. and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (iv) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Subsidiary Guarantors, enforceable against the Partnership, Finance Corp. and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the laws of the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

DMR/KWC